                                                                    Exhibit 99.1

                                [Attach Motion]

WINSTEAD SECHREST & MINICK P.C.
Michael A. McConnell
1201 Elm Street, Suite 5400
Dallas, Texas 75270
(214) 745-5400 (phone)
(214) 745-5839 (fax)

COUNSEL FOR THE DEBTORS AND
DEBTORS-IN-POSSESSION

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

------------------------------------
                                   :
In re:                             :    Chapter 11
                                   :
WEBLINK WIRELESS, INC.,            :    Case No. 01-34275-SAF-11
PAGEMART PCS, INC.,                :    Case No. 01-34277-SAF-11
PAGEMART II, INC.,                 :    Case No. 01-34279-SAF-11
                                   :
                                   :    Jointly Administered Under
               Debtors.            :    Case No. 01-34275-SAF-11
                                   :
------------------------------------

           MOTION PURSUANT TO 11 U.S.C. SECTION 365(a) FOR ASSUMPTION
                 OF DEBTORS' STRATEGIC ALLIANCE AGREEMENTS, AS
                   AMENDED, WITH METROCALL, INC. AND NATIONAL
                       SERVICES AGREEMENT WITH McCAW RCC
                 COMMUNICATIONS, INC. FOR TRADITIONAL (ONE-WAY)
                   AND ADVANCED (TWO-WAY) MESSAGING SERVICES

To:  The Honorable Steven A. Felsenthal, United States Bankruptcy Judge

     A HEARING WILL BE CONDUCTED ON THIS MATTER ON SEPTEMBER 20, 2001 AT 9:30 A.M. IN THE COURTROOM OF THE HONORABLE STEVEN A. FELSENTHAL, 1100 COMMERCE STREET, 14TH FLOOR, DALLAS, TEXAS. IF YOU OBJECT TO THE RELIEF REQUESTED, YOU MUST RESPOND IN WRITING, SPECIFICALLY ANSWERING EACH PARAGRAPH OF THIS PLEADING. UNLESS OTHERWISE DIRECTED BY THE COURT, YOU MUST FILE YOUR RESPONSE WITH THE CLERK PRIOR TO THE HEARING. YOU MUST SERVE A COPY OF YOUR RESPONSE ON THE PERSON WHO SENT YOU THE NOTICE, OTHERWISE, THE COURT MAY TREAT THE PLEADING AS UNOPPOSED AND GRANT THE RELIEF REQUESTED.

     The above-captioned debtors and debtors-in-possession (collectively, the "Debtor") hereby move ("Motion") this Court for entry of an order, pursuant to 11 U.S.C. section 365(a), approving the Debtor's assumption of the Strategic Alliance Agreement & National Services Agreement, as amended, for traditional (one-way) messaging services and the Restated and Amended Strategic Alliance Agreement, as amended, for advanced (two-way) messaging services (each as defined herein and collectively the "Alliance Agreement"). In support of this Motion, the Debtor respectfully represents as follows:


                                   BACKGROUND

A.   THE CHAPTER 11 FILINGS.

     1. On May 23, 2001 (the "Petition Date"), the Debtor filed with this Court voluntary petitions for relief under chapter 11, Title 11 of the United States Code, 11 U.S.C. sections 101 et seq. (the "Bankruptcy Code"). The Debtor continues to operate its business and manage its affairs as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in this case ("Case").

     2. This Court has jurisdiction over this matter under 28 U.S.C. sections 157 and 1334. Venue is proper under 28 U.S.C. Sections 1408 and 1409. This is a core proceeding as defined in 28 U.S.C. section 157(b)(2).

     3. The statutory predicate for the relief requested herein is section 365(a) of the Bankruptcy Code.

     4. On July 17, 2001 the Court entered an Order approving a debtor-in-possession credit facility which was presented to the Court with the consent of the Debtor's Pre-Petition Lenders and the Unsecured Creditors' Committee. The DIP Facility provides, among other things, $15 million of availability and liquidity to enable for the Debtor to support the continued operation of its paging network.



                                      -2-
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B.   THE DEBTOR'S BUSINESS

     5. The Debtor is a leading provider of advanced (two-way) messaging and traditional (one-way) paging services and currently the fourth largest wireless messaging carrier in the U.S. based on 1,613,704 one-way and two-way units in service as of March 31, 2001. The Debtor owns and operates a paging network which provides both traditional paging and advanced messaging services (the "Weblink Network"). The Debtor's nationwide Internet protocol based, two-way wireless data network covers approximate 90% of the U.S. population and represents an investment of in excess of $700 million, including capital expenditures, licenses, operating losses and interest expense.

     6. As a result of direct sales efforts, as well as sales generated pursuant to strategic alliances with certain other wireless data companies, the Debtor had 477,112 two-way wireless data units in service on the Weblink Network as of March 31, 2001. Metrocall, Inc. (together with its subsidiaries which include McCaw RCC Communications, Inc. ("McCaw") and together with Metrocall, Inc., "Metrocall"), the second largest wireless messaging company in the U.S. based on total subscribers, utilizes solely the Weblink Network, pursuant to the Amended and Restated Strategic Alliance Agreement (the "Two-Way Alliance Agreement", as more specifically defined below), to provide advanced messaging services to its customers. To that end, Metrocall's customers account for a substantial portion of the Debtor's subscribers currently operating on the Weblink Network. In addition, Metrocall utilizes the Weblink Network to provide services to certain of its one-way customers pursuant to both the National Services Agreement and the Strategic Alliance Agreement, each as amended (collectively the "One-Way Alliance Agreements", as more specifically defined below). Thus, the revenues generated by the Debtor as a result of the Alliance Agreements with Metrocall are an important contribution to the Debtor's overall revenue base.

                              THE PAGING INDUSTRY

A.   COMPETITION/CONSOLIDATION

     7. Competition for subscribers is currently fierce among those major wireless messaging companies that provide local, regional and/or nationwide paging services (e.g., Arch Wireless, Inc., the Debtor, Metrocall, Motient Corporation, Skytel Communications, Inc., etc.) due in large part to extensive consolidation within the industry. On a broad scale, there exists competition against and among those wireless communications companies that offer alternative wireless products and services through PDA's (personal digital assistants, i.e., Palm, Inc., Handspring, Inc., Casio, Inc.) and cellular/broadband PCS (personal communication services; i.e., Verizon Wireless, Cingular, Sprint, AT&T Wireless, WorldCom, Voicestream, etc.) platforms. While some of these competitors are small, privately-owned corporations that traditionally service local markets, many are large, publicly-held, diversified telecommunications companies that service multiple and national markets.

     8. Competition within the Debtor's industry continues to intensify with the development and distribution of new and diverse wireless communications products, technologies and applications. In addition, the FCC's regulation and control over the limited spectrum otherwise available to the wireless industry coupled with the considerable consolidation within the paging industry over the last few years (i.e., approximately 75% of traditional (one-way) subscribers in the U.S. are serviced by the six (6) largest paging companies (including Metrocall and the Debtor), has resulted in increasing challenges to industry players including the Debtor and Metrocall.

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


B.   TRADITIONAL (ONE-WAY) PAGING

     9. Traditional (one-way) paging has evolved over the years from grant(s) by the FCC to qualified companies of certain frequencies(1) for messaging purposes. Traditional paging services provide a means of one-way communication at a lower cost than current two-way communication methods such as cellular and PCS telephones and permit users to transmit numeric or alphanumeric messages to a person's subscriber devices initiated through telephone lines. Subscribers generally pay a flat monthly service fee for a fixed number of messages sent to their particular paging device which is identified by a "capcode" or a unique identification number.

     10. Traditional messaging services are typically initiated via a telephone call routed via the public switched telephone network to one of a number of paging terminals (a "Terminal") comprising a part of Weblink Network. Once the Terminal receives the message, the information is processed, stored and encoded for transmission. The Terminal then relays the encoded message, typically via satellite, and activates all transmitters(2) within a particular geographic area. The transmitters, once activated, will then utilize the one-way spectrum to send the appropriate radio signal to trigger the subscriber's paging device. Because traditional paging is strictly a means of one-way communication, the network operator does not have the ability to identify the location of a subscriber's unit and must rely on generating a large enough umbrella of radio signal coverage to contact the subscriber at the time of transmission. The effectiveness

--------------------------
(1) Specifically, the license by the FCC of certain distinct channels (each channel having a certain bandwidth) within the radio spectrum or band.

(2) A transmitter consists of a radio transmitter operating at the prescribed frequency of the licensor. The transmitter emits radio signals at the appropriate frequency blanketing the area within its operating range. The strategic placement of these transmitters is an essential element to retaining optimum performance and efficiency from a one-way paging network. Generally, transmitters are placed at the highest possible location so that they may transmit without obstruction over the broadest possible area. This generally requires placement on radio towers where either the tower and/or the location are leased by the Debtor from a third party (a "Site Lease").

of a one-way paging network is therefore dependent upon, among other things, the number of towers and/or other transmitter locations utilized by the messaging provider.

     11. As indicated above, the Debtor owns and/or leases(3) and operates a nationwide messaging services network over which it provides traditional (one-way) paging services. As part of that network, the Debtor utilizes two (2) exclusive nationwide one-way frequencies licensed to them by the FCC. The Debtor began operation of its one-way network in 1990.

     12. The Debtor does not manufacture any of the messaging devices or infrastructure equipment used in its one-way paging operations. Rather, the Debtor purchases and/or leases the majority of such devices and equipment from Motorola, Inc. ("Motorola") and Glenayre Electronics Inc, ("Glenayre"), respectively. In addition, the Debtor operates its network using "FLEX"(TM) communications technology, an operating protocol designed, developed and licensed to it by Motorola.(4)

     13. Although the traditional paging business experienced considerable market growth in the early to mid 1990's, there has been (and continues to be) a continued negative trend in one-way subscribers since 1998. Consequently, the Debtor (and other companies offering traditional paging services) believes that it is essential for its long-term growth to continue expanding the advanced (two-way) business by, among other things, offering advanced messaging services that satisfy the consumer's demand for greater technological capabilities and product flexibility.


------------------

(3) A portion of the Weblink Network relies on property leased through third parties, i.e. tower and site leases.

(4) Although there are alternative operating systems available for use in traditional paging, FLEX technology is considered by many to be the "Windows" of the industry. Moreover, like the Debtor, Metrocall using its own FCC licenses, equipment and towers, also operates its own one-way network, utilizing FLEX technology.




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
     (I)  THE ONE-WAY ALLIANCE AGREEMENTS

     14. A substantial portion of the traditional paging services provided across the Weblink Network are to the subscribers of other paging companies. The breadth and capacity of the Weblink Network is such that the Debtors have been able to develop a number of strategic relationships with other providers of traditional paging services. Through these agreements, the Debtors have been able to increase the revenues generated from the operation of their network over and above those revenues generated solely from their own, direct sales efforts and subscriber base.

     (II) THE AT&T WIRELESS AGREEMENT

     15. In November 1995, the Debtor(5) entered into the National Services Agreement with McCaw RCC Communications, Inc., d/b/a AT&T Wireless Services, a wholly owned subsidiary of AT&T Corp. (the "AT&T Wireless Agreement"). The AT&T Wireless Agreement provides, among other things, for AT&T Wireless ability to resell service on the Weblink Network to its traditional paging customers within the Debtor's network coverage area and establishes certain minimum monthly usage requirements. The AT&T Wireless Agreement, which had an initial term of three years followed by a two-year renewal period, is presently subject to automatic renewals annually requiring negative written notice by either party intending to terminate the agreement sixty (60) days prior to the anniversary date. In addition to providing AT&T Wireless one-way services on the Weblink Network, the terms and conditions require



________________________________

(5) A copy of the National Service Agreement dated November 6, 1995 by and between PageNet Nationwide, Inc., predecessor to Weblink, and McCaw RCC Communications, Inc. d/b/a/ AT&T Wireless Services, now a wholly owned subsidiary of Metrocall, Inc. has been filed with the Court under a Motion to Seal the document. Copies of this National Service Agreement, as amended, have been provided to representatives for the Debtor's and Metrocall's banks and unsecured creditors committee, respectively, pursuant to the limitations, terms and conditions of Confidentiality Agreements by and between the respective parties.

that the Debtor provide AT&T Wireless with "Most Favored Nation" pricing or like volume and like services offered to the Debtor's other national resellers.

     16. In October 1998, Metrocall acquired the wireless messaging division of AT&T Wireless. This acquisition was a function of Metrocall's business plan which included efforts to expand its subscriber base through, among other things, a series of mergers and acquisitions.

     (III)  THE PRONET AGREEMENT

     17. In September 1997, the Debtor(6) entered into an agreement with ProNet, Inc. whereby ProNet became a reseller of traditional paging services provided across the Debtor's one-way network. The terms and conditions of this Strategic Alliance Agreement #1 dated September 19, 1997 (the "ProNet Agreement"), require that ProNet use the Weblink Network for its one-way subscribers and requires ProNet to meet certain minimum monthly usage/subscriber requirements. The ProNet Agreement is for a one year term with automatic annual renewals requiring negative written notice by either party intending to terminate the agreement ninety (90) days prior to the anniversary date.

     18. In December 1997, Metrocall acquired ProNet, Inc. This acquisition by Metrocall was also in accordance with its business plan at that time which included efforts to expand its subscriber base through, among other things, a series of mergers and acquisitions. As a result of Metrocall's acquisition of ProNet, Metrocall was assigned the rights to and assumed the obligations of ProNet under the ProNet Agreement with the Debtor.

--------------
6    A copy of the Strategic Alliance Agreement dated September 19, 1997 by and between PageMart, Inc., predecessor to Weblink, and ProNet, Inc., predecessor to Metrocall, has been filed with the Court under a Motion to Seal the document. Copies of this Strategic Alliance Agreement, as amended, have been provided to representatives for the Debtor's and Metrocall's banks and unsecured creditors committee, respectively, pursuant to the limitations, terms and conditions of Confidentiality Agreements by and between the respective parties.

C.   ADVANCED (TWO-WAY) MESSAGING

          19. In 1994 and 1995, the FCC elected to allocate ten (10) nationwide licenses consisting of certain paired 900 MHz channels (i.e., 50/50 MHz narrowband PCS licenses ("NPCS licenses") for use in the distribution of advanced (two-way) messaging services. The majority of such NPCS licenses were then auctioned by the FCC to the highest bidder.(7) Although no additional, comparable NPCS licenses have since been made available to the public through spectrum auctions held by the FCC(8), certain existing NPCS licenses have been transferred to other wireless carriers as a result of, among other things, bankruptcy or other sales by the then license holders (i.e., PageNet, TSR Wireless) to other wireless carriers. The Debtor (and Metrocall) each currently possess one or more NPCS licenses. The Debtor acquired its NPCS license at the FCC's auction; Metrocall acquired its NPCS license from another carrier.

          20. NPCS licenses enable inbound and outbound transmissions which, when combined with the proper infrastructure (such as various receivers, transmitters, computer terminals, antenna and satellites used to form the Weblink Network), provide for advanced (two-way) messaging capabilities. Two-way messaging permits a subscriber, among other things, to send, receive and forward wireless data messages, such as electronic mail ("Email"). Such transmissions may originate from a variety of sources including, but not limited to, telephone transmission, internet protocol or directly from a subscriber's messaging device.

          21. Unlike traditional paging, an advanced messaging network does not rely on casting a wide transmission signal from each of its regional transmitters to contact a

--------------------
(7) A holder of an NPCS license must comply with certain FCC-required use obligations, including among others, the "build-out" of the network operating on the assigned NPCS frequencies. This entails inter alia network coverage in at least 37.5% of the U.S. markets by the end of the fifth year of the initial license grant and at least 75% of the U.S. markets by the end of the ninth year.

(8) The FCC has presently scheduled an auction for additional NPCS licenses for October 2001.

subscriber's paging unit. Rather, two-way messaging devices are capable of emitting a signal that notifies the network terminal of its specific location. Such technology provides for a more efficient network operation since, among other things, only those transmitters in a zone around the relative messaging device are activated, thereby utilizing less "airtime" and radio frequency spectrum.

     22. Due to the nature of personal messaging devices, however, a two-way network must incorporate additional hardware within its infrastructure to complete the message loop from sender to receiver. Such hardware includes a series of receivers typically installed throughout the network at the same locations as Transmitters. Receivers are required to receive the inbound transmissions from a two-way device and Transmitters are needed to deliver the outbound transmission to the device. Receivers and Transmitters may be located in any number of locations including, without limitation, on rooftops and transmission towers.

     23. Messages initiated by a two-way subscriber device for transmission to another two-way subscriber device generally follow the following sequence: (a) the message is sent by the subscriber device to the nearest dedicated receiver(s); (b) it is then transmitted via satellite (VSAT) back to a Radio Frequency Director (RFD) which acts as a master controller and will route the message to central database to validate the message transmission; (c) once the message has been validated, the message is then routed back to the RFD which keeps track of the locations of every two-way device registered on the system;
(d) the RFD then delivers the message to the appropriate geographic market/zone that the intended subscriber device is currently registered via satellite (VSAT); (e) and then all of the transmitters in that market/zone will rebroadcast the message simultaneously delivering the message to the recipient's subscriber device.

               24. As indicated above, the Debtor owns, leases and operates its own nationwide two-way network (the Weblink Network), from which it provides wireless data services to its direct subscriber base, as well as customers of resellers pursuant to certain strategic alliances.(9) One such reseller, Metrocall, has established a dedicated messaging terminal that is fully integrated with and into the Weblink Network, providing seamless integration of advanced messaging services to Metrocall's subscriber base. As discussed more fully below, terms and conditions of the parties' arrangement are set forth in the Restated Strategic Alliance Agreement, as amended.

     (I)  THE TWO-WAY ALLIANCE AGREEMENT

          25. To provide wireless messaging services to Metrocall's customers, the Debtor and Metrocall, Inc. entered into that certain Strategic Alliance Agreement dated as of October 22, 1998 (the "Two-Way Alliance Agreement"), which provides for, inter alia, Metrocall, Inc.'s exclusive purchase from Weblink (for a specified period of time) of advanced (two-way) messaging services delivered by the Debtor over the Weblink Network, and also reflects the pooling by such parties of their respective strengths. In Metrocall's case, there is the ongoing contribution of a sizeable subscriber base and superior marketing and distribution channels. In the Debtor's case, it provides access to a state-of-the art advanced messaging network that provides necessary nationwide coverage.

          26. As the two-way paging industry developed, the Debtor and Metrocall, Inc. amended and restated the Two-Way Alliance Agreement as of May 18, 2001 (the "Amended and Restated Two-Way Alliance Agreement") to address the ongoing growth of their respective

_________________________

(9) Like the one-way side of it's network, the subscriber devices and infrastructure equipment utilized by the Debtor to operate the Weblink Network are manufactured primarily by Motorola and Glenayre. In addition, the Weblink Network uses a protocol designed and developed by Motorola known as "ReFLEX" communications technology. Metrocall's advanced messaging systems are also designed to operate using ReFLEX technology.

two-way operations.(10) The parties then further amended the Amended and Restated Two-Way Alliance Agreement by an Amendment No. 1 dated as of January 15, 2001. The Amended and Restated Two-Way Alliance Agreement, as amended, continues to impart upon the parties various rights and obligations, including, without limitation, (a) Metrocall, Inc's obligation to sell exclusively until October 22, 2001 (subject to certain ongoing performance requirements by the Debtor) the Debtor's NPCS services to is customers, (b) Metrocall, Inc.'s right to use certain technology, services and intellectual property rights of the Debtor relating to the Weblink Network in exchange for certain monetary payments and (c) the Debtor's obligation to provide NPCS services to Metrocall and its customers consistent with certain performance levels set forth therein.

     27. On or about April 1, 2001, and in connection with the parties' then contemplated joint restructuring and merger, the Debtor and Metrocall, Inc. entered into a second amendment to the Two-Way Alliance Agreement,(11) which amendment, among other things, (a) extended the term of the Two-Way Alliance Agreement for five years from the amendment's execution, (b) provided Metrocall, Inc. (on a pro rated basis) for a limited time with capcodes for 80,000 new two-way subscriber devices, with use of up to 1500 Message Blocks(12) per month at no charge by the Debtor, and (c) obligated Metrocall, Inc. at that time to make (subject to the

_______________________

10   Copies of the Amended And Restated Strategic Alliance Agreement, dated as of May 18, 2000, (the Two-Way Alliance Agreement(11)) and Amendment No. 1, dated as of January 15, 2001, have been filed with the Court under a Motion to Seal these documents. Copies of this Two-Way Alliance Agreement, as amended, have been provided to representatives for the Debtor's and Metrocall's banks and unsecured creditors committee, respectively, pursuant to the limitations, terms and conditions of Confidentiality Agreements by and between the respective parties.

11   A copy of Amendment No. 2 to the Two-Way Alliance Agreement has been filed with the Court under a Motion to Seal the document. A copy of the Amendment has been provided to representatives for the Debtor's and Metrocall's banks and unsecured committee, respectively, pursuant to the limitations, terms and conditions of Confidentiality Agreements by and between the respective parties.

12   Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Two-Way Alliance Agreement.

satisfaction by the Debtor of certain conditions precedent) certain prepayments against its payment obligations under the Two-Way Alliance Agreement.

     28. As of the Petition Date, Metrocall, Inc. had made all prepayments required under the Two-Way Alliance Agreement, as amended. More specifically, Metrocall made only the initial $5 million prepayment to the Debtor given that certain conditions precedent were not satisfied by the Debtor. All of this $5 million prepayment was consumed by July 31, 2001 as a result of services provided by the Debtor to Metrocall.

D.   AMENDED ALLIANCE AGREEMENT

     29. As part of this Motion, the Debtor proposes to further amend each of the Alliance Agreements to address, among other things, certain capacity and coverage modifications to the Weblink Network required by the parties which will ensure, among other things, the continued benefits to the parties of these necessary strategic relationships. In particular, the Amendments will provide the Debtor with a means of filling coverage gaps in the Weblink Network through the installation and operation of the Debtor's Very Small Aperture Terminals ("VSATs"). The Debtor acquired these VSATs with the intent of installing the units across the Weblink Network as a means of providing service coverage in certain areas not presently reached by the network. The Debtor believes that supplementing the nationwide coverage range of the Weblink Network, in part through the installation and operation of these VSATs, is critical to maintaining the Debtor's competitive edge within the industry and will improve the overall marketability of the Weblink Network. The Debtor has not, however, had the necessary capital to implement the installation of these VSATs since their acquisition. Further, the amendments will also address the Debtor's potential capacity issues by providing for the Debtor's use of wholesale airtime on Metrocall's frequencies in certain markets. Absent the additional capacity to be afforded with the use of Metrocall's frequencies, capacity constraints may restrict the Debtor's ability to provide adequate service in certain markets.

     30. In addition the Amendments will provide for certain additional prepayments on the part of Metrocall, Inc. and McCaw to the Debtor under each of the Alliance Agreements that are expected to benefit the Debtor's operating cashflow during the pendency of this Case and increase the probability of the Debtor's ability to implement a successful plan of reorganization.

     31. The effectiveness of each of the Amendments is co-dependent on the other as the Alliance Agreements with Metrocall involve a considerable degree of inter-related activity (i.e., continued efforts to convert/upgrade existing one-way subscribers to two-way services) and because the Debtor's one-way and two-way network infrastructures are substantially integrated such that Metrocall's usage of either network is not entirely independent of the other.

     (I)  THE AMENDMENTS TO THE ONE-WAY ALLIANCE AGREEMENTS

     32. The "One-Way Amendments" (together with the One-Way Alliance Agreements, as previously amended, the "Amended One-Way Alliance Agreements") provide for, inter alia, monthly prepayments to the Debtor for access and services related to the Debtor's one-way network.(13) Metrocall, Inc. and McCaw are presently required to pay for a majority of the services provided monthly in arrears. Prepayments will be-based on the amounts billed for actual services in the preceding month (i.e., Metrocall, Inc. and McCaw, as the case may be, will prepay on the first business day of October based on the charges for actual usage in August). Further, after calculating the actual charges for the month, the Debtor shall be entitled to apply

---------------------
(13) Copies of the Amendments to each of the One-Way Alliance Agreements have been filed with the Court under a Motion to Seal these documents. Copies of the Amendments have been provided to representatives for the Debtor's and Metrocall's banks and unsecured committee, respectively, pursuant to the limitations, terms and conditions of Confidentiality Agreements by and between the respective parties.

any overage of a prepayment on a particular Alliance Agreements first against amounts due and owing under each of the other respective Alliance Agreements, and then to any prepayments due for the following month rather than immediately refunding any such excess amounts to Metrocall.

     33. The effectiveness of the Amended One-Way Alliance Agreements is conditioned upon, among other things, the relief sought herein which includes an order authorizing Weblink to enter into the aforementioned Amendments and Weblink's assumption of each of the Alliance Agreements.

     (II) THE AMENDMENT TO THE TWO-WAY ALLIANCE AGREEMENT

     34. The "Two-Way Amendment" (together with the Two-Way Alliance Agreement, as previously amended, the "Amended Two-Way Alliance Agreement", and collectively with the Amended One-Way Alliance Agreements, the "Amended Alliance Agreements") (i) provides the Debtor, inter alia, with access to Metrocall's NPCS frequencies for use in certain major markets identified by Weblink in the event that the Weblink Network, operating on Weblink's NPCS frequencies, suffers capacity problems in such market(s); (ii) requires Metrocall, Inc. to make monthly prepayments commencing on or before the first business day of October 2001 for services provided under the Amended Two-Way Alliance Agreement; and
(iii) extends the period under which Metrocall, Inc. is obligated to resell NICS services to its customer base on Weblink's Network for two additional years until October 2003. As with the One-Way Amendments, prepayments will be based on the amounts billed for actual services in the preceding month (i.e., Metrocall will prepay on the first business day of October based on the charges for actual usage in August). In exchange for use of such additional frequencies and prepayments, Metrocall will receive, inter alia, (i) obtain the use of up to twenty

(20) of the Debtor's Very Small Aperture Satellite Terminals ("VSATs") for installation, at Metrocall's cost, on the Weblink Network in certain markets designated by Metrocall; (ii) at no charge until July 31, 2002 (unless Debtor materially breaches the Amended Two-Way Alliance Agreement) receive capcodes for an additional 8,000 new two-way Subscriber Devices to be used only in connection with accounts resold by Metrocall on the Weblink Network; and (iii) be permitted to defer payment of the certain Engineering Fees due to Weblink for an additional two years until October 2004. Such VSATs will remain property of the Debtor's estate, subject to the liens and security interests existing in favor of certain lenders to the Debtor. Further, Metrocall will be responsible for the payment of all fixed costs of installation of such VSATs and on-going related maintenance costs, as well as recurring costs associated with the antenna site rents.(14)

          35. The effectiveness of the Amended Two-Way Alliance Agreement is conditioned upon, among other things, the relief sought herein which includes an order authorizing Weblink to enter into the aforementioned Amendments and Weblink's assumption of each of the Alliance Agreements.

                                RELIEF REQUESTED

          36. By this Motion, the Debtor seeks entry of an order of this Court approving, pursuant to 11 U.S.C. Section 365(a), its assumption of each of the Amended Alliance Agreements.



_________________________________

14        Copies of the Two-Way Amendment have been provided to the Bankruptcy
Court under a Motion to Seal these documents. Copies of the Amendments have been provided to representatives for the Debtor's and Metrocall's banks and unsecured committee, respectively, pursuant to the limitations, terms and condition of Confidentiality Agreements by and between the respective parties.

                              APPLICABLE AUTHORITY

          37. Under section 365(a) of the Bankruptcy Code, a debtor "subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor." 11 U.S.C. Section 365(a).

          38. Although section 365 does not set forth a standard for a court to apply in determining whether to approve a debtor's decision to assume an executory contract, in reviewing such decisions courts have consistently applied a "business judgment" test. See, e.g., Group of Institutional
Investors v. Chicago, Milwaukee, St. Paul & Pacific Railroad Co., 318 U.S. 523.550(1943) (whether an executory contract or lease should be assumed or rejected is a question of business judgment); In re Trans World Airlines, Inc., 2991 Bankr. Lexis 267 (Bankr. Del. 2001) (the business judgment standard is widely accepted as the basis for determining whether an executory contract should be assumed or rejected) In re Pinnacle Brands, Inc. 259 B.R. 46 (Bankr. Del. 2001) (same); In re Buckhead America Corp., 180 B.R. 83 (Bankr. Del 1995)
(same). A debtor satisfies the "business judgment" test when it determines, in good faith, that assumption of an executory contract will benefit the debtor's estate and its creditors. See In re Bildisco, 682 F2d 72,79 (3d Cir. 1982), pff'd, 465 U.S. 513 (1984) (test for assumption or rejection is simply if it benefits the estate); Pinnacle Brands, 269 B.R. at 50 (same); In re Trident Shipworks, Inc., 247 B.R. 856, 866 (M.D. Fla 2000) (assumption is appropriate if debtor demonstrates it will benefit the estate). Once a debtor demonstrates that assumption will benefit the estate, "it is unnecessary to inquire whether another alternative will yield a greater gain." Trident, 247 B.R. at 866.

A.   ASSUMPTION OF AMENDED ALLIANCE AGREEMENTS

     39. The Debtor has assessed its rights and obligations under the Amended Alliance Agreements and determined that there are clear benefits to the estate resulting from their assumption. Among other things, Metrocall's continued use of (and, more importantly, payment for) the Weblink Network, including Weblink's one-way network, is critical to the Debtor's ongoing operations and ability to successfully reorganize. As indicated above, the continued decline in Debtor's traditional (one-way) paging business has and continues to adversely impact the Debtor's cash flow. Given such revenue erosion, the Debtor (and Metrocall as a reseller of the Debtor's NPCS services) has focused its efforts on growing the advanced (two-way) messaging business. In so doing, the Debtor continues to pursue, among other things, the upgrade of its existing one-way customers to two-way services and the generation of additional two-way subscribers through both the entry of strategic alliances with new resellers of advanced messaging products and the maintenance and cultivation of existing strategic relationships. To that end, the Debtor believes that the proposed Amendments to the respective Alliance Agreements, particularly the extension of Metrocall, Inc.'s obligation to exclusively resell NPCS services on the Weblink Network, will help to ensure the continued and uninterrupted access to Metrocall's significant customer base (and, most importantly, the operating revenues generated therefrom) which is critical to the Debtor's survival, especially in the face of a consolidating industry. Thus, by assuming(15) the Amended Alliance Agreements, the Debtor helps to ensure Metrocall's ongoing commitment to the use of its network (as opposed

-----------------------------
15   Notwithstanding anything to the contrary contained in the Amended Alliance
Agreements, Weblink shall be entitled to terminate all or any of the Amended Alliance Agreements in the event that Metrocall and/or McCaw, as the case may be, has not obtained an order from a bankruptcy court of appropriate jurisdiction in Metrocall's and McCaw's contemplated bankruptcy cases authorizing and directing Metrocall, Inc.'s or McCaw's assumption, respectively, of the Amended Alliance Agreements on or before January 31, 2002 subject to the terms and conditions set forth in the proposed Order authorizing and directing Weblink to assume the Amendment Alliance Agreements.

to solely placing traditional paging customers on Metrocall's own FLEX based network or utilizing other ReFLEX based two-way networks, such as the one operated by Arch Wireless, Inc., for its advanced paging customers).

     40. The Amended Alliance Agreements further benefit the Debtor by providing for monthly prepayments for services to Metrocall thereby improving operating cashflow during the pendency of these Bankruptcy cases. As previously stated, the Debtor has experienced liquidity problems as a result of, among other things, the decline in traditional paging revenues. The Metrocall prepayments will expedite a significant portion of the Debtor's monthly receipts and improve interim cashflow which is both critical to its on-going operations and to the Debtor's ability to effectuate a successful reorganization.

     41. The Amended Alliance Agreements further benefit the Debtor and its estates by providing the Debtor (and its customer base) with access to additional capacity that will likely be needed in certain major markets (e.g., New York and Los Angeles) covered by the Weblink Network. Such expanded capacity, made available by the Debtor's access to Metrocall's NPCS frequencies under the proposed Amendment, allows for the Debtor's continued growth of its customer base and, most importantly, the revenues that are generated therefrom. It also assists the Debtor in maintaining its existing subscribers by, among other things, minimizing service level performance failures attributable to potential capacity constraints on the Weblink Network.

     42. The Amended Two-Way Alliance Agreement also provides for expanded coverage by the Weblink Network, thereby presenting the Debtor (through its resellers) with an opportunity to further grow its subscriber base (and increase the revenues derived therefrom). Moreover, the Debtor will acquire such additional network coverage at a minimal cost to its estate given that, among other things, the site installation costs and maintenance expenses are to be borne by Metrocall. Further, the equipment to be used has already been purchased by the Debtor and is currently being warehoused at one of the Debtor's facilities because the Debtor presently lacks the capital necessary to incorporate this equipment into its network. Under the Amended Two-Way Alliance Agreement, a majority of these expenses will, as stated above, be carried solely by Metrocall.

     43. Finally, in addition to the operating efficiencies and economic benefits that will be shared by the Debtor and Metrocall as a result of the Amended Alliance Agreements, the Debtor believes that the Amended Alliance Agreements are critical to the Debtor remaining competitive in the wake of the ongoing consolidation within the paging industry. Indeed, given the risk that Metrocall may choose to pursue a combination with one of the remaining industry players, it is vital that the Debtor take appropriate actions to ensure not only its survival, but a successful restructuring. Accordingly, the Debtor submits that, in its business judgment, assumption of the Amended Alliance Agreements will benefit its estate as continuance of the Amended Alliance Agreements represents the best opportunity for the Debtor in terms of long-term growth, recapitalization and, most significantly, a successful reorganization and emergence from bankruptcy. See In re Trans World Airlines, Inc., 2991 Bankr. Lexis 267 (Bankr. Del 2001) ("A debtor's authority to assume or reject an executory contract is vital to the basic purpose (of) a Chapter 11 reorganization....").


                                     NOTICE

     44. Notice of this Motion has been given to (i) the Office of the United States Trustee, (ii) counsel for the Debtor's pre-petition leaders, (iii) counsel for the Unsecured Creditors' Committee, (iv) counsel to Metrocall, (v) counsel for Metrocall's secured lenders, counsel to the unofficial committee of Metrocall bondholders, (vi) the entities appearing on the consolidated list of creditors holding the twenty largest unsecured claims against the Debtor, (vii) the Securities and Exchange Commission, (viii) the FCC, (ix) counsel for the Debtor-in-Possession Lenders and (x) and entities that have filed notices of appearance with the Court. In light of the nature of the relief requested herein, the Debtor submits that no other or further notice need be given.

                                NO PRIOR REQUEST

     45. No previous motion for the relief requested herein has been made to this or any other court.

         SHORTENED TIME OF NOTICE OF HEARING AND APPROVAL OF FILING OF
           ALLIANCE AGREEMENTS AS EXHIBITS TO THIS MOTION UNDER SEAL

     46. On August 31, 2001, the Court signed an Order (i) approving shortened time of notice of the hearing on this Motion and (ii) approving the filing of the alliance Agreements (as defined herein) under seal until further Order of the Court. The Motion seeking such relief was presented to the Court with limited notice under the provisions of Rules 9003 and 9018 of the Federal Rules of Bankruptcy Procedure and Local Bankruptcy Rule 9003.1. Copies of the Alliance Agreements have been provided to the Pre-Petition Lenders pursuant to a confidentiality agreement and will be provided to counsel for the Official Unsecured Creditors Committee. Copies of the Alliance Agreements have already been presented to the Bank Group and Bondholders of Metrocall, Inc. under confidentiality agreements with Metrocall.

     WHEREFORE, for the reasons discussed above, the Debtor respectfully requests that this Court enter an order (a) authorizing the Debtor's assumption of each of the Amended Alliance Agreements, and (b) granting such other and further relief as this Court deems just and proper.

Dated: September 4, 2001
Dallas, Texas

                                        By: /s/ Michael A. McConnell
                                        -------------------------------
                                        WINSTEAD SECHREST & MINICK P.C.
                                        Michael A. McConnell
                                        (TSB No. 13447300)
                                        1201 Elm Street, Suite 5400
                                        Dallas, Texas 75270
                                        (214) 745-5400 (phone)
                                        (214) 745-5390 (fax)

                                        -and-

                                        J. Michael Sutherland
                                        (TSB No. 19524200)
                                        777 Main Street, Suite 1100
                                        Fort Worth, Texas 76102
                                        (817) 420-8240 (phone)
                                        (817) 420-8201 (fax)

                                        COUNSEL FOR THE DEBTORS AND
                                        DEBTORS-IN-POSSESSION

CERTIFICATE OF SERVICE

     This is to certify that on the 4th day of September, 2001, true and accurate copies of the foregoing Motion were served on the persons named on the Official Master Service List (Dated as of August 31, 2001) on file with this Court, by first class U.S. mail postage prepaid; provided, the referenced Alliance Agreements were not served, but remain under Court seal, in accordance with the Court's order of August 31, 2001.


                                        /s/ Michael A. McConnell
                                        -----------------------------
                                        Michael A. McConnell